Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements filed by Howard Bancorp, Inc. on Form S-8 (File Nos. 333-191938 and 333-187714) of our report dated August 19, 2015 with respect to the consolidated financial statements of Patapsco Bancorp, Inc. for the years ended June 30, 2015 and 2014, which appear in this Current Report on Form 8-K of Howard Bancorp, Inc.

/s/ TGM Group LLC

TGM Group LLC

Salisbury, Maryland

November 9, 2015